UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : September 24, 2003

CTI DIVERSIFIED HOLDINGS, INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8709-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 604-646-6638

Not applicable
(Former address, if changed since last report)

ITEM 5. OTHER EVENTS

1.  Completion of Private Placement of Units.

On September 12, 2003, CTI Diversified Holdings, Inc. (the "Company") completed the private placement of 1,000,000 units at the price of $0.30 per unit for total proceeds of $300,000. Each unit consists of one share of common stock and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share at a price of $0.35 at any time until the close of business on September 12, 2005. The shares and warrants were issued to a non-U.S. person outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The Company intends to use the proceeds of the private placement for general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Diversified Holdings, Inc.

/s/ John Anderson

(Signature)

Date September 24, 2003	John Anderson, President & CEO

(Print name and title of signing officer)